As filed with the Securities and Exchange Commission January 4,
2001        File No. 333-48746

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                           Amendment 1

                        e Nutrition, Inc.
     (Exact name of registrant as specified in its charter)

            Nevada                          87-0567853
(State or Other Jurisdiction of            (IRS Employer
Incorporation or Organization)         Identification No.)

                       386 North 210 East
                      Mapleton, Utah  84664
                          801-489-0222
(Address and telephone number of registrant's principal offices)

                         Steven L. White
                  President, e Nutrition, Inc.
                       386 North 210 East
                     Mapleton,  Utah  84664
                          801-489-0222
    (Name, address and telephone number of agent for service)

                           Copies to:
                    Cletha A. Walstrand, Esq.
                  Lehman Walstrand & Associates
                   8 East Broadway, Suite 620
                 Salt Lake City, UT  84111-2204
                         (801) 532-7858
                       (801) 363-1715 fax

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

The securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be   Proposed offering   Proposed maximum     Amount of
of securities to      registered     price per share     aggregate offering  registration
be registered                                             price                  fee

Common Stock          750,000 shares  $0.20 per share    $150,000            $ 39.60

  The number of shares to be registered is estimated solely for the purpose of calculating the registration fee. Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to completion   January ___, 2001


               $100,000 Minimum / $150,000 Maximum
                        e Nutrition, Inc.
                          COMMON STOCK

        This is e Nutrition's initial public offering. We are offering a minimum of 500,000 shares and a maximum of 750,000 shares of common stock. The public offering price is $0.20 per share. No public market exists for our shares. Please note that we are not affiliated in any way with the website, eNutrition.com. Also, while we intend to pursue an internet market, we have not yet generated any revenue through internet sales to date.

     See "Risk Factors" beginning on page 2 for certain information you should consider before you purchase the shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The shares are offered on a "minimum/maximum, best efforts" basis directly through our officers and directors. No commission or other compensation related to the sale of the shares will be paid to any of our officers or directors. The proceeds of the offering will be placed and held in an escrow account at Brighton Bank, 311 South State Street, Salt Lake City, UT 84111, until a minimum of $100,000 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. We may terminate this offering prior to the expiration date.


               Price to Public        Commissions      Proceeds to Company

Per Share        $0.20                  $-0-                $0.20

Minimum         $100,000                $-0-                $100,000

Maximum         $150,000                $-0-                $150,000



       The date of this Prospectus is -------------, 2000.

                        PROSPECTUS SUMMARY

About our company

        We were formed as a Nevada corporation on March 13, 1996, originally under the name of Zacman Enterprises, Inc. to pursue the business of consulting. Because we did not have the management, funding or corporate mission to operate the business, we were unsuccessful. On June 14, 2000, we changed our name to e Nutrition, Inc. with the intent to focus on the business of marketing and distributing nutritional supplements. We are not connected or affiliated with the website eNutrition.com. We have commenced limited operations. We have marketed our products through direct mail inserts and have generated minimal sales. Currently, we are only marketing two of our products. Also, while we intend to pursue an internet market, no revenues have been generated through internet sales to date. The proceeds from this offering are needed so we can continue operations and implement our growth and marketing plan. We intend to fund several promotional campaigns in order to advertise our products and initiate sales. Our objective is to increase our customer base and identify new markets in which to sell our products.

        Since our inception on March 13,1996 through August 31,
2000, we have generated revenues of $31,282 from which we have recognized a net income of $1,710.

     Our principal executive offices are located at 386 North 210
East, Mapleton, Utah 84664.  Our telephone number is (801) 489-0222.

About our offering

Common Stock Offered by Us                     500,000 shares minimum
                                               750,000 shares maximum

Common Stock to be Outstanding              12,150,000 shares minimum
After the Offering                          12,400,000 shares maximum

Use of Proceeds                        Proceeds from this offering will be
                                       used to advertise our products and
                                       initiate sales by funding various
                                       promotions and other marketing
                                       campaigns.


                          RISK FACTORS

     Investing in our stock is very risky and you should be able to bear a complete loss of your investment.

        Because we are a new business, investment in our company is risky. We have an extremely limited operating history so it will be difficult for you to evaluate an investment in our stock. Because we commenced our current operations in June 2000, we have limited experience and a short history of operations, especially with respect to marketing and selling any products. We have had only minimal revenues of $31,282 resulting in a net income of $2,925 for the eight months ending August 2000. We cannot assure that we will continue to be profitable. As a young company, we are especially vulnerable to the problems, delays, expenses and difficulties encountered by any company in the development stage.

     If we do not raise money through this offering, it is unlikely we can continue operations. We have limited assets and need the proceeds from this offering to continue our business, identify new markets and sell our products. If we cannot raise at least the minimum offering amount, we will have to seek other sources of financing or we will be severely limited in achieving our plan of operation. There is no assurance that additional sources of financing will be available at all or at a reasonable cost.

     Our products may not be accepted in the market. Retail customers must accept our products as beneficial and worthwhile. Market acceptance will require substantial education about the benefits of our products. If consumers do not accept our products or acceptance takes a long time, then revenues and profits will be reduced. We can provide no assurance that there will be a favorable market for our products or that we can realize a profitable rate of return.

        We have no product liability insurance and may not be
able to get any on reasonable terms.   We may incur liability to
consumers based on claims that our nutritional supplements are harmful or ineffective. Such claims, even if unfounded, could cause damage to our reputation, result in expensive product recalls, or result in high litigation expense. We intend to maintain liability insurance when and to the extent such insurance is available on a cost effective basis. We do not intend to purchase product liability insurance with the proceeds from this offering.

     We depend on licenses to supply us with products to market. The loss of our product licenses would mean we have no product to sell. In the event our license agreements terminate for any reason, we would lose our rights to manufacture and market our current products. Further, the inability to obtain additional licenses will limit the products we can sell.

        We have limited experience in nutritional supplement sales, marketing or distribution. Our current plan is to employ direct mail marketing efforts to sell our products. We also intend to obtain assistance from an e-commerce company to help market our products. We cannot assure you that we will be able to establish sales and distribution capabilities or that we will be able to enter into agreements with established companies to sell our products.

        We do not own any manufacturing facilities and depend on third parties to supply the ingredients and to make our products. We do not own any manufacturing facilities or equipment and do not employ any manufacturing personnel. We use third parties to provide the ingredients and to manufacture our products on a contract basis. Although we currently have agreements in place, we cannot assure you that we will be able to continue to obtain ingredients and contract manufacturing services on reasonable terms.

        We depend solely on Mr. Steven L. White, our sole officer and director, to conduct our business and loss of his services
may seriously affect our operations.   Mr. White does have other
interests and it is uncertain whether these would affect the amount of time spent operating our business or give rise to a conflict of interest. We do not have key man insurance in place for any personnel and do not anticipate purchasing key man insurance until such time as revenues from operations allow. We do not intend to use any of the proceeds from this offering to purchase key man insurance.

     We cannot assure the completion of the "minimum-maximum, best efforts" offering. The shares are being offered on a "minimum-maximum, best efforts" only basis and no individual or firm is committed to purchase or take down any of the shares. There is no assurance that we will sell any portion of the shares. In the event that at least $100,000 has not been received within 90 days of the date of this prospectus, which time period may be extended for up to an additional 30 days in our discretion, funds will be promptly returned to investors without interest and without deducting expenses of this offering. As such, you could invest money for as long as 120 days and have your investment returned without interest. Anytime after the minimum amount is received prior to termination of the offering, the escrowed funds will be transmitted to us and shares will then be issued and no refunds will be made to you.

     We arbitrarily determined our offering price. The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                   FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in this "Risk Factors" section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                  DILUTION AND COMPARATIVE DATA

        As of August 31, 2000, we had an unaudited net tangible book value (total tangible assets less total liabilities) of $23,907, or a net tangible book value per share of approximately $.002. The following table shows the dilution to your equity interest without taking into account any changes in our net tangible book value after August 31, 2000, except the sale of the minimum and maximum number of shares offered.

                               Assuming Minimum    Assuming Maximum
                               Shares Sold         Shares Sold

Shares Outstanding             12,150,000          12,400,000

Public offering proceeds       $100,000            $150,000
at $0.20 per share

Net tangible book value        $98,907             $148,907
after offering

Net tangible book value        $.002               $.002
per share before offering

Increase attributable to       $.006               $.01
purchase of shares by
new investors

Pro forma net tangible         $.008               $.012
book value after offering

Dilution per share to new      $.192               $.188
investors

Percent dilution               95%                 93%

     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of August 31, 2000:

                          Shares Owned      Total           Average Price
                               Number      Consideration     Per Share
                                          %           Amount
Present Shareholders
  Minimum Offering       11,650,000      31%         26,500      $.002
  Maximum Offering       11,650,000      15%        $26,500      $.002

New Investors
  Minimum Offering          500,000      79%       $100,000      $.20
  Maximum Offering          750,000      85%       $150,000      $.20

     The numbers used for Present Shareholders assumes that none of the present shareholders purchase additional shares in this offering.

        The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by current shareholders and that you will contribute a high percentage of the total amount to fund e Nutrition, but will only own a small percentage of our shares. Investors will have contributed $100,000 if the minimum offering is raised and $150,000 is the maximum offering is raised, compared to $26,500 contributed by current shareholders.
Further, if the minimum is raised, investors will only own 4.1% of the total shares and 6% if the maximum is raised.

                         USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $25,000 is approximately $75,000 if the minimum number of shares is sold and $125,000 if the maximum number of shares is sold.

     The following table sets forth our best estimate of the use of proceeds from the sale of the minimum and maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.

Description                  Assuming Sale of         Assuming Sale of
                             Minimum Offering         Maximum Offering

Total Proceeds                   $ 100,000            $150,000
Less Estimated Offering Expenses    25,000              25,000

Net Proceeds Available              75,000             125,000

Use of Net Proceeds
     Direct mail marketing          15,000              25,000
     ECommerce                      20,000              35,000
     Product development            10,000              20,000
     Working capital                15,000              30,000
     Lease & royalties              15,000              15,000

TOTAL NET PROCEEDS              $   75,000            $125,000

     The working capital reserve may be used for general corporate purposes to operate, manage and maintain the current and proposed operations including wages and salaries, professional fees, expenses and other administrative costs.

        We do not intend to use any of the proceeds from this offering to purchase product liability or key man insurance.
Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and revenues generated from our operations.

     Pending expenditures of the proceeds of this offering, we may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                   DETERMINATION OF OFFERING PRICE

     The offering price of the shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                         CAPITALIZATION

     The following tables sets forth our capitalization as of the date of this prospectus, on an actual basis. This table should be read in conjunction with the financial statement of the company and the notes thereto.

 Stockholders' equity:

 Preferred stock, $0.001 par value, authorized 5,000,000
  shares; no shares issued or outstanding
 Common stock, $0.001 par value, authorized 50,00,000
  Shares; 11,650,000 shares issued and outstanding                  $ 11,650
 Capital in excess of par value                                       14,850
Earnings accumulated during the development stage                      1,710

Total Stockholders equity                                           $ 28,210

                        DESCRIPTION OF BUSINESS

General

        We were formed as a Nevada corporation on March 13, 1996, originally under the name of Zacman Enterprises, Inc. to pursue the business of consulting. Because we did not have the management, funding or corporate mission to operate the business, we were unsuccessful. On June 14, 2000, we changed our name to e Nutrition, Inc. with the intent to focus on the business of marketing and distributing nutritional supplements. We are not affiliated in any way to the website eNutrition.com. We have commenced limited operations. Also, while we intend to pursue an internet market, none of our revenues have been generated through internet sales to date. The proceeds from this offering are needed so we can continue operations and implement our growth and marketing plan. We intend to fund several promotional campaigns in order to advertise our products and initiate sales. Our objective is to increase our customer base and identify new markets in which to sell our products.

Our business

     We are a direct mail marketing company engaged in the development and marketing of nutritional supplements. We do not manufacture the products we sell and we do not carry a large inventory. We contract for the manufacture of our products to independent nutritional product formulators who specialize in nutritional supplements. Our strategy is to out source all or most of our operations so that we can focus on the marketing of our products.

     We named the company, e Nutrition, to affiliate ourselves with the growing crowd of businesses doing commerce on the internet. Although, our main focus has been with direct mail, we intend to sell our products on the internet through third parties.

        We commenced limited operations in June 2000 by securing the exclusive rights to market the nutritional supplement, Hi-Q. Hi-Q is a food supplement which focuses on providing the human brain with the essential nutrients we believe it needs to function at optimum capacity. Hi-Q was previously marketed by HomeQuest, Inc. and Insight USA, Inc. Both of these companies marketed the product through multi-level marketing plans during the period of 1997-1999.

     Our licensing agreement provides us an exclusive right to prepare and sell nutritional products under the trade name of Hi-
Q. The license is for a period of one year commencing June 2000 and is renewable on an annual basis. The total cost of the license was $5,000 initial payment and $5,000 per quarter for the duration of the agreement. In addition, we pay a royalty of $1.00 for each bottle of Hi-Q manufactured. The license is limited to the United States.

        We out source the production and packaging of all our products. Our current manufacturer is Uintah Packaging. Uintah Packaging is located in a modern facility in Utah and is licensed by the Food and Drug Administration for the manufacture, packaging and distribution of dietary supplements and nutraceuticals. Uintah Packaging has extensive experience in the production and packaging of vitamins, minerals, herbs, protein powders, plant extracts, specialty items and many other products. Should Uintah Packaging be unable to fulfill our orders, other manufacturers are readily available. However, we cannot assure that other manufacturers will be competitive with our current manufacturer.

        We selected Uintah Packaging because they offered the lowest minimum order, 250 bottles, with no monthly quotas or contract. As a start-up business, this provides us the flexibility to adjust our monthly orders without unnecessary costs.

        We are assured quality control of our products because both our mineral supplier and our manufacturer are licensed by the Food and Drug Administration and as such, much comply with strict regulations and requirements regarding quality.

Our products

        We intend to pursue the growing U.S. market for nutritional supplements. Hi-Q Golden and other Hi-Q brain food supplements focus on the specific nutrients we believe are required by the human brain in order to function at peak capacity. The Hi-Q product line includes the following:

     * Hi-Q Smart Start, a chewable tablet formulated for younger children who cannot swallow capsules
     * Hi-Q Junior, to be taken by children under 12
     * Hi-Q Teen, formulated for teenagers
     * Hi-Q Prime, formulated for adults
     * Hi-Q Golden, formulated for seniors

     At the present time, we are only marketing Hi-Q Prime and Hi-Q Golden and anticipate commencing marketing activities on our remaining products upon the closing of this offering. We are also seeking additional nutritional products to include in our marketing activities.

        Our products are a unique blend of vitamins, chelated minerals, botanicals and other nutrients. Chelation bonds mineral molecules to amino acids then transports the mineral to the cells where it is needed. Chelated minerals are far more readily assimilated by the body. The developer of Hi-Q incorporated all of the nutritional supplements believed to be "brain foods" and combined these supplements with additional supplements to create age specific products.





   The ingredients of our Hi-Q products have a number of benefits to the human body, but we intentionally focus on those ingredients that we believe provide nutrition to the brain. The brain nutrient ingredients are identified below.

     Vitamins

        Vitamin A, or beta carotene, is an anti-oxidant. Anti-oxidants are enzymes or other organic substances, such as vitamin e or beta-carotene, that are capable of counteracting the damaging effects of oxidation in animal tissue. We also include
B complex  Vitamin C, Vitamin D and Vitamin E.

     Minerals

        We believe minerals may be the most important ingredient which the brain uses to make neuro-transmitters. Our minerals are chelated by Albion Laboratories, Inc. Acclaimed as the pioneer in nutritional technology, Albion Laboratories, Inc. is the world's major producer of patented amino acid chelated minerals used to benefit plants, animals, and humans. Albion's patented chelation processes bind a mineral, such as iron, zinc, or copper, to amino acids. Albion already has received over 70 patents and several more are pending.

        We include the following minerals: Calcium, chromiumin, zinc, iron, magnesium, selenium, copper, manganese, molybdenum, potassium, phosphorus and iodine, all of which we believe play important roles in brain metabolism.

     Botanicals and other plant nutrients

        We have included herbs, roots, and plants in our products including Ginko Leaf Extract , Grape Seed, Bilberry Fruit,
Siberian ginseng root, Gotula Kola, licorice root, tomato fruit, broccoli, cabbage and turmeric.

     Other nervous system nutrients

        We also include soy lecithin,  Choline,  Inositol,  L-
Lysine,  L-Cysteine, and  L-Methionine.

     DHEA

     Hi-Q Golden includes DHEA, a natural anti-aging hormone, to help preserve health and mental faculties.

Competition

        The nutritional supplement industry is highly
competitive.   We will be competing with a number of other
companies, including large producers and marketing companies and other independent contractors with financial resources, personnel and facilities substantially greater than ours. We are significantly smaller than the majority of our competitors and we may not have the financial resources necessary to capture market shares. There can be no assurance that customers will purchase from us rather than from our competitors, or that we can compete effectively with these larger entities.

        We will be competing directly with a variety of nutritional supplement distributors. Independent retailers of nutritional supplements include privately owned health food stores, of which approximately 7,000 exist in the U.S. today according to a survey by the National Nutritional Foods Association. In addition, nutritional supplements are sold widely in pharmacies, wholesale outlets and clubs and supermarkets. Nutritional supplements are also available through many sources on the internet and direct mail.

        The nutritional supplement industry is fragmented and includes several large manufacturers and many smaller producers and distributors. While a few companies are self sufficient in that they manufacture, market and sell their products, most companies contract for finished products. The largest manufacturers typically generate revenues more than $200 million. Several of these companies are publicly traded and represent a
growth sector in the stock market.   Large pharmaceutical
companies are entering the market by using their in-house capabilities as well as by entering strategic alliances with existing nutritional supplement companies, or by acquiring existing companies.

        Considering the large number of competitors and the various methods used to advertise, market and sell nutritional supplements, as a small start-up company with limited operations and revenue, we cannot be considered a significant competitor.

Marketing and advertising

     At present, we have limited our direct mailing efforts to advertising inserts in a single publication, "The Ruff Times", a financial newsletter, with the majority of the subscribers retired and aging. The insert is a stand alone marketing piece which details what the product does. We include a business reply envelope with the marketing insert. Our first insert in the July 2000 edition of "The Ruff Times" created sales of 450 bottles of Hi-Q. Our second insert in August 2000 is showing a response rate equal or greater to that of July 2000. Because of the response to our direct mailing effort, we intend to pursue additional direct mail avenues and broaden our target audience.

        We anticipate advertising inserts and page ads in various magazines and publications directed at our target audiences. Initially, we are targeting an older adult market. Upon completion of this offering, we will expand our market to include school age children and young adults. Along with inserts and ads in publications, we intend on pursuing direct mail efforts. We will purchase mailing lists for our various audiences for the direct mail efforts.

     We are also implementing an Autoship program that is designed to make our customers "repeat customers." We offer a discount to customers who are willing to signup for the Autoship program. The Autoship program allows the customer the option to purchase the product on a monthly basis with no further contact with e Nutrition. Participants in the Autoship program receive a discount of $5.00 per bottle. Hi-Q products are sold in bottles that contain a month supply for one individual. Each month the customers' credit card is charged and another month supply is shipped. This keeps the customer in full supply month after month without interruption. The Autoship plan saves the company the expense of re-selling the customer each month.

        As a promotional effort, customers will receive a second bottle of product free when they initially signup for the Autoship program. We intend to develop additional promotional programs as our customer base expands.

        Currently, we sell our products for $29.95 per bottle which contains a 30 day supply of the product. For customers that join the Autoship plan, the price is $24.95 per bottle. We charge $3.95 for shipping and handling.

     We intend to publish a short newsletter, describing the virtues of our products, each month to be sent with each Autoship order. We expect this effort to help us retain our Autoship customers as well as promote the products to interested friends to whom the newsletter is given.

     In addition to direct mail, we intend to pursue relationships with e-commerce businesses. We anticipate, that upon receipt of the proceeds of this offering, we can begin negotiating with various e-commerce businesses to promote our products.

Governmental Regulation

     The two principal federal agencies that regulate dietary supplements, including vitamins, nutritional supplements and minerals, are the Food and Drug Administration and the Federal Trade Commission. Among other matters, FDA regulations govern claims that assert the health or nutritional value of a product. Many FDA and FTC remedies and process, including imposing civil penalties in the millions of dollars and commencing criminal prosecution, are available under federal statutes and regulations if product claims violate the law. Similar enforcement action may also result from noncompliance with other regulatory requirements, such as FDA labeling rules. The FDA also reviews some product claims that companies must submit for agency evaluation and may find them unacceptable. State, local and foreign authorities may also bring enforcement actions for violations of these laws.

     The FTC and certain states regulate advertising, product and promotional claims, and other consumer matters, including
advertising of our products.   The FTC has in the past several
years instituted enforcement actions against several dietary supplement companies for alleged or actual false or misleading advertising of certain products.

     We intend to comply with all Federal, state and local regulations regarding the manufacture, packaging and advertising of our products.

Employees

        Mr. Steven L. White, our sole officer and director along with his wife, Angela White, are e Nutrition's only employees at
the present time.   Mrs. White processes and ships the orders for
our products and provides general office support. At such time as we generate sufficient business, we will consider hiring additional employees on either a full or part time basis.

        Our success will be largely dependent upon the efforts and active participation of one person, Mr. Steven L. White. The loss of his services may adversely affect our business operations. Mr. White does have other interests and it is uncertain whether these would affect the amount of time spent operating our business or give rise to a conflict of interest.
We do not have key man insurance in place for any personnel and do not anticipate purchasing key man insurance until such time as revenues from operations allow. We do not intend to use any of the proceeds from this offering to purchase key man insurance.

     We have a marketing agreement in place with Mr. Howard Ruff who acts as a marketing consultant. The agreement is for a period of one year. We will pay Mr. Ruff $2.00 for each bottle of Hi-Q sold through his efforts. Hi-Q used for promotional efforts are excluded. Mr. Ruff has over thirty-three years of experience in successfully developing and selling nutritional products.

Facilities

     We currently maintain limited office space, provided by Mr. Steven L. White, for which we pay no rent. The address is 386 North 210 East, Mapleton, Utah 84664. The space provided meets the current needs of the Company. Should our operations expand, additional space may be needed in the future.

Legal proceedings

     Our company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against e Nutrition, Inc. have been threatened.

                        PLAN OF OPERATION

     We commenced our current operations in June 2000 with our test market using direct mail inserts. The response was favorable and we anticipate similar results from future direct
mail efforts.   However, in order to pursue additional direct
mail efforts, investigate e-commerce relationships, and introduce our other products, we must receive the proceeds from this offering.

     Should we receive only the minimum offering, we will realize a net of $75,000. We will use these funds to test market through direct mailing efforts and introduce our other products as well as to pay off the remaining balance on the license agreement of $15,000. We anticipate that with the minimum offering amount, we can continue our operations for a period of twelve months.

     Should we receive the maximum amount of the offering, we will realize a net of $125,000. This amount will enable us to increase our marketing efforts and explore internet relationships for marketing and distribution of our products as well as pay off the remaining balance on the license agreement. We anticipate that with the maximum offering amount, we can continue our operations and increase our marketing efforts for a period of twelve months.

     If we are unable to raise the minimum offering amount, it will be necessary for us to find additional funding in order to market our products. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock.

                      RESULTS OF OPERATIONS

     For the eight months ended August 31, 2000

     The Company commenced its current business operations in June 2000.

        Sales were $31,282 for the eight months ended August 31, 2000. Cost of sales for that period were $12,808 with a gross profit of $18,474. General and administrative expenses were $14,852 for the eight months ended August 31, 2000. Tax expense was $697 and we recognized a net income of $2,925 for the eight months ended August 31, 2000. Our net income was possible because we are not currently paying any salary to our officer.

     Net cash used in operating activities for the eight month period ended August 31, 2000 was $7,970. Net cash provided by financing activities was $25,000. We had a net increase in cash of $17,030. As of August 31, 2000, we had $17,315 in cash on hand.

                           MANAGEMENT

     Our business will be managed by our sole officer and director, Mr. Steven L. White.

Name                  Age    Position                     Since

Steven L. White       46     Sole Officer and Director    June 2000

     The following is a brief biography of Mr. Steven L. White, president, chief executive officer and director.

        Mr. Steven L. White, Sole Officer and Director. Mr. White earned his Bachelor of Science Degree from Brigham Young University in 1980 with a major in Accounting and a Minor in English. He is a member of the American Institute of Certified Public Accountants and has been employed by one national and two local CPA firms. Since 1983, Mr. White has been employed in private accounting and has been the controller of several small businesses which include Phoenix Ink, LLC, a financial newsletter publisher, from1999 to present; HomeQuest, Inc., an educational software marketing company, from 1993 to 1998; InfoLink Technologies, Inc., a software development company, from 1991 to 1992; Jefferson Institute, Inc., an investment seminar company, from 1986 to 1990 and Video Ventures, Inc., a publicly held video rental company, from 1983 to 1985. Mr. White is the President and a director of New Horizon Education, Inc., a publicly traded company.

                          COMPENSATION

     No compensation has been awarded to, earned by or paid to any of the officers or directors of e Nutrition. We currently do not have any employment agreements in place for officers or directors. We anticipate entering an employment agreement with our sole officer at such time as we generate sufficient revenue. We do not anticipate compensating any directors.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Our policy is stated in Article X of our articles of incorporation. A contract or transaction either between our company and a director, or between a director and another company in which he is financially interested is not necessarily void or voidable if the relationship or interest is disclosed or known to the board of directors and the stockholders are entitled to vote on the issue, or if it is fair and reasonable to our company. A common or interested director may be counted in determining the presence of a quorum at a meeting of the board of directors or committee thereof which authorizes, approves or ratifies the contract or transaction.

     On June 9, 2000, we issued 10,000,000 shares of common stock to Mr. Steven L. White, sole officer and director. We received
$10,000 for the shares.

                     PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of 500,000 should the minimum number of shares be sold and to reflect the sale of 750,000 should the maximum number of shares be sold.

The table includes:
 * each person known to us to be the beneficial owner of more than five percent of the outstanding shares
 * each director of e Nutrition, Inc.
 * each named executive officer of e Nutrition, Inc.

Name & Address         # of          % Before     % After Offering
                       Shares         Offering   Minimum          Maximum
                       Beneficially
                       Owned


Steven L. White      10,000,000       85.83%     82.30%            80.64%
386 North 210 East
Mapleton, UT 84664

All directors and
executive officers
as a group (1 person) 10,000,000      85.83%     82.30%           80.64%

     Mr. Steven L. White is the sole officer and director of e Nutrition, Inc.

                  DESCRIPTION OF THE SECURITIES

Common Stock

     We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001. As of the date of this prospectus, there are 11,650,000 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Preferred Stock

     We are authorized to issue up to 5,000,000 shares of preferred stock with a par value of $.001. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding.

     Our preferred stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by our board of directors. Our board of directors are expressly authorized to fix:

 *  Voting rights
 *  The consideration for which the shares are to be issued;
 *  The number of shares constituting each series;
 * Whether the shares are subject to redemption and the terms of redemption;
 * The rate of dividends, if any, and the preferences and whether such dividends shall be cumulative or noncumulative;
 * The rights of preferred stockholders regarding liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of e Nutrition; and
 * The rights of preferred stockholders regarding conversion or exchange of shares for another class of our shares.

Transfer Agent

     Interwest Transfer Company, Inc., 1981 East 4800 South, Salt
Lake City, Utah  84124, is our transfer agent.

                SHARES AVAILABLE FOR FUTURE SALE

        As of the date of this prospectus, there are 11,650,000 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 500,000 shares of common stock will be freely tradeable if the minimum number of shares is sold and 750,000 shares of common stock will be freely tradable if the maximum number of shares is sold. The remaining 11,650,000 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person (other than an issuer), and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates which were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resales of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resales by the company's affiliates of restricted and unrestricted common stock are subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more that the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

     MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

        We have five shareholders of our stock. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile.

     Presently, we are privately owned. This is our initial public offering. Most initial public offerings are underwritten by a registered broker-dealer firm or an underwriting group. These underwriters generally will act as market makers in the stock of a company they underwrite to help insure a public market for the stock. This offering is to be sold by our sole officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our common stock could adversely affect a shareholder in the event a shareholder desires to sell his shares. The company does anticipate a market maker filing for listing on the Over the Counter Bulletin Board should the offering succeed.

        Currently the Shares are subject to Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                      PLAN OF DISTRIBUTION

     Mr. Steven L. White, the sole officer and director of the company will sell the common shares offered hereunder on a "best efforts" basis. We have appointed Brighton Bank, 311 South State Street, Salt Lake City, Utah 84111 as the escrow agent who will hold proceeds from the sale of shares until the minimum $100,000 has been received. If we have not received $100,000 within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, funds will be promptly returned to investors without interest and without any deductions. In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased either in cash or by check payable to the order of e Nutrition, Inc.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with our sole officer and director who is employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for their efforts, and who is not associated with a broker or dealer.

                          LEGAL MATTERS

     The legality of the issuance of the shares offered hereby and certain other matters will be passed upon for e Nutrition, Inc., by Lehman Walstrand & Associates, Salt Lake City, Utah.

                             EXPERTS

     The audited financial statements of e Nutrition, Inc. as of December 31, 1999 (audited), appearing in this Prospectus and Registration Statement have been prepared by Pritchett, Siler & Hardy, P.C., as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

                     ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to e Nutrition and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet web site, http://www.sec.gov.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                            CONTENTS
                                                                     PAGE

  -  Independent Auditors' Report                                    18

  -  Balance Sheets, December 31, 1999 and 1998                      19

  -  Statements of Operations, for the years ended
      December 31, 1999 and 1998, and for the
      period from inception on March 13, 1996
      through December 31, 1999                                      20

  -  Statement of Stockholders' Equity, from inception
      on March 13, 1996 through December 31, 1999                    21

  -  Statements of Cash Flows, for the years ended
      December 31, 1999 and 1998, and for the
      period from inception on March 13, 1996
      through December 31, 1999                                      22

  -  Notes to Financial Statements                                   23

  -  Unaudited Balance Sheet, August 31, 2000                        27

  -  Unaudited Statements of Operations, for the
      eight months ended August 31, 2000 and
      1999 and for the period from inception on
      March 13, 1996 through August 31, 2000                         28

  -   Unaudited Statement of Stockholders' Equity,
       from inception on March 13, 1996 through
       August 31, 2000                                               29

  -   Unaudited Statements of Cash Flows, for the
       eight months ended August 31, 2000 and 1999
       and for the period from inception on March 13, 1996
       through August 31, 2000                                       30

  -   Notes to Unaudited Financial Statements                        31

                  INDEPENDENT AUDITORS' REPORT

Board of Directors
e NUTRITION, INC.
Mapleton, Utah

We have audited the accompanying balance sheets of e Nutrition, Inc. [a development stage company] at December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and for the period from inception on March 13, 1996 through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of e Nutrition, Inc. [a development stage company] as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998 and for the period from inception on March 13, 1996 through December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 5 to the financial statements, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pritchett, Siler & Hardy, P.C.


PRITCHETT, SILER & HARDY, P.C.

July 6, 2000
Salt Lake City, Utah
                        e NUTRITION, INC.
                  [A Development Stage Company]

                         BALANCE SHEETS

                             ASSETS


                                                  December 31,
                                               __________________
                                                 1999      1998
                                               ________  ________
CURRENT ASSETS:
  Cash in bank                                  $   285  $     78
                                               ________  ________
        Total Current Assets                        285        78
                                               ________  ________
                                                $   285  $     78
                                               ________  ________


              LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:                            $     -  $      -
                                               ________  ________
        Total Current Liabilities                     -         -
                                               ________  ________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   5,000,000 shares authorized,
   no shares issued and outstanding                   -         -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   1,500,000 and 1,000,000, shares
   issued and outstanding at 1999 and
   1998, respectively                             1,500     1,000
  Capital in excess of par value                      -         -
  (Deficit) accumulated during the
    development stage                            (1,215)     (922)
                                               ________  ________
        Total Stockholders' Equity                  285        78
                                               ________  ________
                                                $   285  $     78
                                               ________  ________

 The accompanying notes are an integral part of these financial statements.

                        e NUTRITION, INC.
                  [A Development Stage Company]


                    STATEMENTS OF OPERATIONS

                                     For the      From Inception on
                                   Years Ended        March 13,
                                   December 31,      1996 Through
                           _______________________   December 31,
                                  1999      1998         1999
                              ___________________________________

REVENUE                         $      -  $      -   $          -

EXPENSES:
  General and Administrative         293       431          1,215
                              ___________________________________
LOSS BEFORE INCOME TAXES            (293)     (431)        (1,215)

CURRENT TAX EXPENSE                    -         -              -

DEFERRED TAX EXPENSE                   -         -              -
                              ___________________________________

NET LOSS                       $   (293) $    (431)  $     (1,215)
                              ___________________________________

LOSS PER COMMON SHARE          $   (.00) $   (.00)  $       (.00)
                              ___________________________________

 The accompanying notes are an integral part of these financial statements.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                STATEMENT OF STOCKHOLDERS' EQUITY

          FROM THE DATE OF INCEPTION ON MARCH 13, 1996

                    THROUGH DECEMBER 31, 1999

                                                                                  Deficit
                                                                                Accumulated
                          Preferred Stock    Common Stock        Capital in   During the
                          ________________________________        Excess of   Development
                        Shares     Amount   Shares     Amount     Par Value     Stage
BALANCE, March 13,
  1996                          -  $    -           -  $     -    $    -  $     -

Issuance of 1,000,000
  shares of common stock for
  cash at $.001 per share,
  March, 1996                   -       -   1,000,000   1,000          -        -

Net loss for the period ended
  December 31, 1996             -       -           -       -          -        -

BALANCE, December 31,
  1996                          -       -   1,000,000   1,000          -        -

Net loss for the year ended
  December 31, 1997             -       -           -       -          -     (491)

BALANCE, December 31,
  1997                          -       -   1,000,000   1,000          -     (491)

Net loss for the year ended
  December 31, 1998             -       -           -       -          -     (431)

BALANCE, December 31,
  1998                          -       -   1,000,000   1,000          -     (922)

Issuance of 500,000 shares
  of common stock for cash
  at $.001 per share,
  February, 1999                -       -     500,000     500          -        -

Net loss for the year ended
  December 31, 1999             -       -           -       -          -     (293)

BALANCE, December 31,
  1999                          -  $    -   1,500,000 $ 1,500   $     -  $ (1,215)

  The accompanying notes are an integral part of this financial statement.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                    STATEMENTS OF CASH FLOWS

                                               For the      From Inception on
                                             Years Ended         March 13,
                                             December 31,      1996 Through
                                          ___________________   December 31,
                                           1999        1998         1999
                                          ________________________________
Cash Flows From Operating
  Activities:
 Net loss                                 $  (293)   $  (431)   $  (1,215)
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Changes in assets and liabilities             -          -            -
                                          _________________________________
     Net Cash Provided (Used) by
       Operating Activities                  (293)      (431)      (1,215)
                                         __________________________________
Cash Flows From Investing
  Activities                                    -          -            -
                                         ___________________________________
     Net Cash Provided by Investing
       Activities                               -          -             -
                                         ___________________________________
Cash Flows From Financing
  Activities:
 Proceeds from issuance of common stock       500          -         1,500
                                         ___________________________________
     Net Cash Provided by Financing
       Activities                             500          -         1,500
                                         ___________________________________
Net Increase (Decrease) in Cash               207       (431)          285

Cash at Beginning of Period                    78        509             -
                                         ___________________________________
Cash at End of Period                    $    285   $     78    $      285
                                         ___________________________________

Supplemental Disclosures of Cash Flow
  Information:

 Cash paid during the period for:
   Interest                              $      -  $       -    $       -
   Income taxes                          $      -  $       -    $       -

Supplemental Schedule of Noncash Investing and Financing
Activities:
  For the year ended December 31, 1999:
    None.

  For the year ended December 31, 1998:
    None

 The accompanying notes are an integral part of these financial statements.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - e Nutrition, Inc. (the Company) was organized under the laws of the State of Nevada on March 13, 1996. The Company has not commenced planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 7]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities.", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - CAPITAL STOCK

  Common  Stock  -  During  March  1996,  in  connection  with  its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for $1,000 cash (or $.001 per share).

  During February 1999, the Company issued 500,000 shares of its previously authorized, but unissued common stock for $500 cash.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 1999, the Company has available unused operating loss carryforwards of approximately $1,200, which may be applied against future taxable income and which expire in various years through 2019.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $420 as of December 31, 1999 with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $100 during 1999.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of December 1999, the Company has not paid any compensation to any officers or directors of the Company.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

NOTE 5 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                  NOTES TO FINANCIAL STATEMENTS

NOTE 6 - SUBSEQUENT EVENTS

  During June 2000, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock for $10,000 (or $.001 per share).

  During June 2000, the Company issued 150,000 shares of its previously authorized, but unissued common stock for $15,000 (or $.10 per share).

  Marketing Agreement - The Company entered into a Marketing Agreement with Howard J. Ruff, the Marketer, who shall consult and oversee the marketing of nutritional products known by the trade name "HI-Q". This agreement shall commence on June 6, 2000 and shall continue for one year. The Company will pay two dollars for each bottle of HI-Q sold by the efforts of the Marketer on a weekly basis. This excludes bottles used for promotional efforts.

  License Agreement - The Company entered into a License Agreement with Phoenix Ink, L.L.C., which grants them the exclusive right to engage under the terms hereof in the business of manufacturing and selling nutritional products under the trade name HI-Q. This license shall commence on June 6, 2000 and shall continue for one year and shall be renewable annually. The Company shall pay the sum of $5,000 as an initial payment. The Company shall further pay a quarterly amount of $5,000 for the duration of the agreement and a dollar royalty for each bottle manufactured, which shall accrue at the time of manufacturing and be paid monthly as the bottles are sold.

NOTE 7 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                                    From Inception on
                                      For the          March 13,
                                     Years Ended       1996 Through
                                     December 31,      December 31,
                                 _________________________________
                                   1999       1998       1999
                                __________________________________

Loss from continuing operations
 available to common shareholders
 (numerator)                     $  (293)  $  (431)   $    (1,215)
                                 _________________________________
Weighted average number of
 common shares outstanding used
 in loss per share for the period
 (denominator)                   1,421,918  1,000,000   1,111,311
                                 _________________________________
                        e NUTRITION, INC.
                  [A Development Stage Company]

                          BALANCE SHEET

                           [Unaudited]

                             ASSETS


                                                       August 31,
                                                          2000
                                                       __________
CURRENT ASSETS:
  Cash in bank                                          $  17,315
  Inventory                                                 4,092
  Prepaid expenses                                          2,500
                                                       __________
        Total Current Assets                               23,907

OTHER ASSETS:
  Deferred stock offering costs                             5,000
                                                       __________
                                                        $  28,907
                                                      ___________


         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)


CURRENT LIABILITIES:                                    $     697
                                                       __________
        Total Current Liabilities                             697
                                                       __________

STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.001 par value,
   5,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   11,650,000 shares issued and
   outstanding, respectively                               11,650
  Capital in excess of par value                           14,850
  Earnings accumulated during the
    development stage                                       1,710
                                                       __________
        Total Stockholders' Equity                         28,210
                                                       __________
                                                        $  28,907
                                                        _________
  The accompanying notes are an integral part of this financial statement.

                        e NUTRITION, INC.
                  [A Development Stage Company]


                    STATEMENTS OF OPERATIONS

                           [Unaudited]


                                     For the      From Inception on
                                Eight Months Ended    March 13,
                                   August 31,       1996 Through
                              __________________       August 31,
                                 2000       1999         2000
                             ____________________________________

REVENUE
  Sales                        $  31,282   $      -   $    31,282

COST OF GOODS SOLD                12,808          -        12,808
                             ____________________________________
GROSS PROFIT                      18,474          -        18,474

EXPENSES:
  General and Administrative      14,852        249        16,067
                             ____________________________________
INCOME (LOSS) BEFORE INCOME
  TAXES                            3,622       (249)        2,407

CURRENT TAX EXPENSE                  697          -           697

DEFERRED TAX EXPENSE                   -          -             -
                             ____________________________________

NET INCOME (LOSS)              $   2,925   $   (249)  $     1,710
                            _______________________________________

EARNINGS (LOSS) PER
  COMMON SHARE                 $     .00   $   (.00)  $       .00
                            _______________________________________

 The accompanying notes are an integral part of these financial statements.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                STATEMENT OF STOCKHOLDERS' EQUITY
          FROM THE DATE OF INCEPTION ON MARCH 13, 1996
                     THROUGH AUGUST 31, 2000
                           [Unaudited]
                                                                       Earnings
                                                                      (Deficit)
                                                                     Accumulated
                                     Common Stock       Capital in   During the
                                  __________________     Excess of  Development
                                    Shares      Amount   Par Value     Stage
                                  __________________________________________
BALANCE, March 13, 1996                    -   $      -   $     -   $      -

Issuance of 1,000,000
  shares of common stock for
   cash at $.001 per share,
  March, 1996                      1,000,000      1,000         -          -

Net loss for the period ended
  December 31, 1996                        -          -         -          -
                                  __________________________________________
BALANCE, December 31, 1996         1,000,000      1,000         -          -

Net loss for the year ended
  December 31, 1997                        -          -         -       (491)
                                  __________________________________________
BALANCE, December 31, 1997         1,000,000      1,000         -       (491)

Net loss for the year ended
  December 31, 1998                        -          -         -       (431)
                                  __________________________________________
BALANCE, December 31, 1998         1,000,000      1,000         -       (922)

Issuance of 500,000 shares
  of common stock for cash
  at $.001 per share,
  February, 1999                     500,000        500         -          -

Net loss for the year ended
  December 31, 1999                        -          -         -       (293)
                                  __________________________________________
BALANCE, December 31, 1999         1,500,000      1,500         -     (1,215)

Issuance of 10,000,000 shares
of common stock for cash at
$.001 per share, June 9, 2000     10,000,000     10,000         -          -

Issuance of 150,000 shares
of common stock for cash at
$.10 per share, June 21, 2000        150,000        150    14,850          -

Net income for the period ended
  August 31, 2000                          -          -         -      2,925
                                  __________________________________________
BALANCE, August 31, 2000          11,650,000  $  11,650  $ 14,850  $   1,710
                                  __________________________________________

  The accompanying notes are an integral part of this financial statement.

                        e NUTRITION, INC.
                  [A Development Stage Company]

                    STATEMENTS OF CASH FLOWS
                           [Unaudited]

                                                  For the      From Inception on
                                                Period Ended         March 13,
                                                 August 31,       1996 Through
                                             _________________       August 31,
                                               2000       1999         2000
                                          ____________________________________
Cash Flows From Operating Activities:
 Net income (loss)                        $    2,925   $   (249)  $      1,710
 Adjustments to reconcile net loss to
   net cash used by operating activities:
  Changes in assets and liabilities:
    (Increase) in inventory                   (4,092)         -         (4,092)
    (Increase) in prepaid expenses            (7,500)         -         (7,500)
    Increase in taxes payable                    697          -            697
                                          ____________________________________
     Net Cash Provided (Used) by
       Operating Activities                   (7,970)      (249)        (9,185)
                                          ____________________________________
Cash Flows From Investing Activities               -          -              -
                                          ____________________________________
    Net Cash Provided by Investing
      Activities                                   -          -              -
                                          ____________________________________
Cash Flows From Financing Activities:
 Proceeds from issuance of common stock       25,000        500         26,500
                                          ____________________________________
     Net Cash Provided by Financing
       Activities                             25,000        500         26,500
                                          ____________________________________
Net Increase (Decrease) in Cash               17,030        251         17,315

Cash at Beginning of Period                      285         78              -
                                          ____________________________________
Cash at End of Period                      $  17,315   $    329   $     17,315
                                          ______________________________________

Supplemental Disclosures of Cash Flow
  Information:

 Cash paid during the period for:
   Interest                               $        -   $      -   $          -
   Income taxes                           $        -   $      -   $          -

Supplemental Schedule of Noncash Investing and Financing
Activities:
  For the period ended August 31, 2000:
     None.

  For the period ended August 31, 1999:
    None
 The accompanying notes are an integral part of these financial statements.

                        e NUTRITION, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - e Nutrition, Inc. (the Company) was organized under the laws of the State of Nevada on March 13, 1996. The Company has not commenced planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards (SFAS) No. 7. The Company is seeking potential business ventures. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". [See Note 8]

  Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities.", SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", SFAS No. 136, "Transfers of Assets to a not for profit organization or charitable trust that raises or holds contributions for others", and SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - deferral of the effective date of FASB statement No. 133 ( an amendment of FASB Statement No. 133.)," were recently issued. SFAS No. 132, 133, 134, 135, 136 and 137 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - INVENTORY

  The following is a summary of inventory - at cost as of August 31, 2000. At August 31, 2000 management estimated that a reserve for obsolescence was not necessary.

                                          2000
                                     __________
        Finished goods                  $ 4,092
        Raw materials                         -
                                     __________

                                        $ 4,092
                                     __________
                        e NUTRITION, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 3 - CAPITAL STOCK

  Common  Stock  -  During  March  1996,  in  connection  with  its organization, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock. The shares were issued for $1,000 cash (or $.001 per share).

  During February 1999, the Company issued 500,000 shares of its previously authorized, but unissued common stock for $500 cash.

  During June 2000, the Company issued 10,000,000 shares of its previously authorized, but unissued common stock for $10,000 (or $.001 per share).

  During June 2000, the Company issued 150,000 shares of its previously authorized, but unissued common stock for $15,000 (or $.10 per share).

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109. SFAS 109 requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

  Due to a change in ownership during June 2000, the Company's net operating loss from prior years will not be available to be carried over and used to offset future income.

  At August 31, 2000, the Company had no deferred tax assets or liabilities.


       Period Ended
                                                       August 31,
                                                          2000
                                                      __________
      Current income tax expense:
            Federal                                    $     516
            State                                            181
                                                      __________
      Net current tax expense                          $     697
                                                      __________
                        e NUTRITION, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [CONTINUED]

The   reconciliation  of  income  tax  from  continuing  operations computed at the U.S. federal statutory tax rate to the Company's effective rate is as follows:

                                                      Period Ended
                                                       August 31,
                                                          2000
                                                       _________
      Computed tax at the expected
        federal statutory rate                            15.00%

     State income taxes, net of federal benefit            4.75%
                                                       _________
      Effective income tax rates                          19.75%
                                                       _________

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - As of August 2000, the Company has not paid any compensation to any officers directors of the Company.

  Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

NOTE 6 - GOING CONCERN

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has incurred losses since its inception and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                        e NUTRITION, INC.
                  [A Development Stage Company]

             NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 7 - COMMITMENTS AND CONTINGENCIES

  Marketing Agreement - The Company entered into a Marketing Agreement with Howard J. Ruff, the Marketer, who shall consult and oversee the marketing of nutritional products known by the trade name "HI-Q". This agreement shall commense on June 6, 2000 and shall continue for one year. The Company will pay two dollars for each bottle of HI-Q sold by the efforts of the Marketer on a weekly basis. This excludes bottles used for promotional efforts.

  License Agreement - The Company entered into a License Agreement with Phoenix Ink, L.L.C., which grants them the exclusive right to engage under the terms hereof in the business of manufacturing and selling nutritional products under the trade name HI-Q. This license shall commence on June 6, 2000 and shall continue for one year and shall be renewable annually. The Company shall pay the sum of $5,000 as an initial payment. The Company shall further pay a quarterly amount of $5,000 for the duration of the agreement and a dollar royalty for each bottle manufactured, which shall accrue at the time of manufacturing and be paid monthly as the bottles are sold.

NOTE 8 - LOSS PER SHARE

  The following data shows the amounts used in computing loss per share:

                                               For the       From Inception on
                                             Period Ended        March 13,
                                              August 31,       1996 Through
                                         ___________________     August 31,
                                            2000       1999         2000
                                         ____________________________________

Income (loss) from continuing operations
 available to common shareholders
 (numerator)                             $    2,925   $    (249)   $     1,710
                                         _____________________________________
Weighted average number of
 common shares outstanding used
 in loss per share for the period
 (denominator)                            4,945,287   1,384,774      1,684,528
                                          ____________________________________

NOTE 9 - SUBSEQUENT EVENTS

  Subsequent to August 31, 2000, an officer/shareholder of the Company made a contribution to capital in the amount of $5,000.

===============================
=====
Until _____________, 2000, all
dealers that effect                          $150,000
transactions in these
securities, whether or not
participating in this offering,
may be required to deliver a
prospectus.  This is in                 e Nutrition, Inc.
addition to the dealers'
obligation to deliver a
prospectus when acting as
underwriters and with respect
to their unsold allotments or             750,000 Shares
subscriptions.                             Common Stock
                                         $.001 Par Value
--------------------------------
TABLE OF CONTENTS
--------------------------------

Prospectus Summary                2
Risk Factors                      2
Forward-Looking Statements        3
Dilution and Comparative Data     4       ----------------
Use of Proceeds                   5           PROSPECTUS
Determination of Offering Price   5       ----------------
Capitalization                    5
Description of Business           6
Plan of Operation                 11
Management                        12      ___________________ 2000
Compensation                      12
Certain Relationships and
Related Transactions              12
Principal Stockholders            12
Description of the Securities     13
Shares Available for Future Sale  14
Market for Common Stock           14
Plan of Distribution              15
Legal Matters                     15
Experts                           15
Additional Information            16
Index to Financial Statements     17

No dealer, salesperson or other
person has been authorized to
give any information or to make
any representations other than
those contained in this
Prospectus and, if given or
made, such information or
representations must not be
relied upon as having been
authorized by the Company. This
Prospectus does not constitute
an offer to sell or a
solicitation of an offer to buy
any of the securities offered
hereby to whom it is unlawful
to make such offer in any
jurisdiction. Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
any implication that
information contained herein is
correct as of any time
subsequent to the date hereof
or that there has been no
change in the affairs of the
Company since such date.
====================================

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with e Nutrition. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Securities and Exchange
Commission Filing Fee                    $      39.60
Printing Fees and Expenses                   1,000.00
Legal Fees and Expenses                     15,000.00
Accounting Fees and Expenses                 7,000.00
Blue Sky Fees and Expenses                   1,000.00
Trustee's and Registrar's Fees                 500.00
Miscellaneous                                  460.40
TOTAL                                    $  25,000.00

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     During March 1996, in connection with our organization, we issued 1,000,000 shares of common stock to an accredited investor for $1,000 cash. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in a transaction by an issuer not involving a public offering.

     On February 25, 1999, we issued 500,000 shares of common stock to an accredited investor for $500 in cash. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in a transaction by an issuer not involving a public offering.

     During June 2000, we issued 150,000 shares of common stock to an accredited investor for $15,000 in cash. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in a transaction by an issuer not involving a public offering.

     On June 9, 2000, we issued 10,000,000 shares of common stock to the sole officer and director for $10,000 in cash. This transaction was exempt from registration pursuant to Section 4(2) of the Securities Act in a transaction by an issuer not involving a public offering.

ITEM 27. EXHIBITS.

Exhibit  SEC Ref.  Title of Document                                   Location
No.      No.
1        3.1.1     Articles of Incorporation                           Attached
2        3.1.2     Amended Articles of Incorporation                   Attached
3        3.2       By-laws                                             Attached
4        5         Legal Opinion included in Exhibit 23.1              Attached
5       10         Material Contract - Phoenix Ink, LLC                Attached
6       10         Material Contract - Howard Ruff                     Attached
7       23.1       Consent of Lehman Walstrand & Associates            Attached
8       23.2       Consent of Pritchett, Siler & Hardy, P.C.           Attached
9       27.1       Financial Data Schedule- December 31, 1999          Attached
10      27.2       Financial Data Schedule- August 31, 2000            Attached
11      99.1       Escrow Agreement                                    Attached
12      99.2       Subscription Agreement                              Attached

ITEM 28. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of e Nutrition in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                               36
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     The undersigned registrant hereby undertakes to:

  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
                               37
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SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, e Nutrition, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Salt Lake, State of Utah, on December 27, 2000.


                                             e Nutrition, Inc.




                                             By:/s/ Steven L. White
                                             Steven L. White
                                             President and Treasurer
Dated: December 27, 2000


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacity and on the dates indicated.

/s/ Steven L. White
Steven L. White
President, Secretary, Treasurer and Director

Dated: December 27, 2000
                               38
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